As filed with the Securities and Exchange Commission on September 23, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RALPH LAUREN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-2622036
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

650 Madison Avenue New York, NY 10022 (212) 318-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Avery S. Fischer, Esq. Senior Vice President and General Counsel Ralph Lauren Corporation 650 Madison Avenue New York, NY 10022 (212) 318-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raphael M. Russo, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 (212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered /Proposed Maximum Offering Price per Unit / Proposed Maximum Aggregate Offering Price / Amount of Registration Fee
Senior Debt Securities (the “Debt Securities”)	(1)

(1)	Pursuant to Form S-3 General Instruction II(E) information is not required to be included. An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be issued at currently indeterminable prices. The proposed maximum initial offering prices per unit will be determined, from time to time, by Ralph Lauren Corporation in connection with the issuance by Ralph Lauren Corporation of the securities registered under this registration statement. If any Debt Securities are issued at an original issue discount, then the amount registered shall include the principal or liquidation amount of such securities measured by the initial offering price thereof. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Ralph Lauren Corporation hereby defers payment of the registration fee required in connection with this registration statement.

PROSPECTUS

Debt Securities

This prospectus contains a general description of debt securities of one or more different series which we may offer for sale from time to time. The specific terms of the debt securities will be contained in one or more supplements to this prospectus.

We may offer the debt securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these debt securities to or through one or more underwriters, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

The debt securities will be issued by Ralph Lauren Corporation. See “Description of the Debt Securities.”

Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page 6 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 23, 2013.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Ralph Lauren Corporation, a Delaware corporation, which is also referred to as “Ralph Lauren,” “the Company,” “our company,” “we,” “us,” “ourselves” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell from time to time, senior unsecured debt securities, in one or more series, which we refer to in this prospectus as the “debt securities.”

To understand the terms of the debt securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and our financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will prepare and distribute a prospectus supplement that will describe the specific amounts, prices and terms of the debt securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the debt securities covered by the prospectus supplement.

We may sell debt securities to underwriters who will sell the debt securities to the public on terms fixed at the time of sale. In addition, the debt securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the debt securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the debt securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

WHERE YOU CAN FIND MORE INFORMATION

Ralph Lauren Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about Ralph Lauren Corporation at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the debt securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended March 30, 2013 (filed on May 23, 2013);

•	Our Quarterly Report on Form 10-Q for the quarter ended June 29, 2013 (filed on August 8, 2013);

•	Our Current Reports on Form 8-K (filed on April 22, 2013, August 12, 2013 and September 18, 2013); and

•	The portions of our Definitive Proxy Statement on Schedule 14A (filed on July 3, 2013) which were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 30, 2013 (filed on May 23, 2013).

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://investor.ralphlauren.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Ralph Lauren Corporation at the following address:

Ralph Lauren Corporation 625 Madison Avenue, 5th Floor New York, New York 10022 Attention: Investor Relations Telephone: 212-813-7862

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the debt securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, and other financial measures. These statements may be made directly in this prospectus referring to us and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as incorporation by reference. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “we believe,” “is or remains optimistic,” “currently envisions,” and similar words or phrases and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed in or implied by such forward-looking statements.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended March 30, 2013, our Quarterly Report on Form 10-Q for the quarter ended June 29, 2013 and in our other filings made from time to time with the SEC after the date of the registration statement of which this prospectus is a part, as well as:

•	the loss of key personnel, including Mr. Ralph Lauren;

•	our ability to successfully implement our anticipated growth strategies and to capitalize on our repositioning initiatives in certain merchandise categories;

•	the impact of global economic conditions, including the ongoing sovereign debt crisis and credit downgrades, on us, our customers, our suppliers, and our vendors and on our ability and their ability to access sources of liquidity;

•	our ability to secure our facilities and systems and those of our third-party service providers from, among other things, cybersecurity breaches, acts of vandalism, computer viruses, or similar Internet or email events;

•	our ability to continue to maintain our brand image and reputation and protect our trademarks;

•	the impact of the challenging state of the global economy on consumer purchases of premium lifestyle products that we offer for sale and our ability to forecast consumer demand;

•	changes in the competitive marketplace, including the introduction of new products or pricing changes by our competitors, and consolidations, liquidations, restructurings, and other ownership changes in the retail industry;

•	our exposure to domestic and foreign currency fluctuations and risks associated with raw materials, transportation, and labor costs;

•	changes to our anticipated effective tax rates in future years;

•	our ability to continue to expand or grow our business internationally, and the impact of related changes in our customer, channel, and geographic sales mix as a result;

•	changes in our relationships with department store customers and licensing partners;

•	our efforts to improve the efficiency of our distribution system and to continue to enhance and upgrade our global information technology systems;

•

a variety of legal, regulatory, tax, political, and economic risks, including risks related to the importation and exportation of products, tariffs, and other trade barriers which our international operations are subject to and other risks associated with our international operations, such as compliance with the Foreign Corrupt Practices Act or violations of other anti-bribery and corruption laws prohibiting improper payments, and the burdens of complying with a variety of foreign laws and regulations, including tax laws, trade and labor restrictions, and related laws that may reduce the flexibility of our business;

•	our intention to introduce new products or enter into or renew alliances and exclusive relationships;

•	our ability to access sources of liquidity to provide for our cash needs, including our debt obligations, payment of dividends, capital expenditures, and potential repurchase of our Class A common stock;

•	our ability to make certain strategic acquisitions of selected licenses held by our licensees and successfully integrate the acquired businesses into our existing operations, including our operations in Asia and Latin America, our recently acquired North American Chaps-branded men’s sportswear business, and our transition of the licensed business in Australia and New Zealand to a wholly-owned operation in July 2013;

•	our ability to open new retail stores, concession shops, and e-commerce sites in an effort to expand our direct-to-consumer presence;

•	our ability to maintain our credit profile and ratings within the financial community;

•	the potential impact on our operations and customers resulting from natural or man-made disasters; and

•	the impact to our business of events of unrest and instability that are currently taking place in certain parts of the world, as well as from any terrorist action, retaliation, and the threat of further action or retaliation.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including quarterly reports on Form 10-Q, our most recent annual report on Form 10-K, current reports on Form 8-K and proxy statements.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

THE COMPANY

Ralph Lauren Corporation, founded in 1967 by Ralph Lauren, is a global leader in the design, marketing and distribution of premium lifestyle products, including men’s, women’s, and children’s apparel, accessories, fragrances, and home furnishings. Our long-standing reputation and distinctive image have been consistently developed across an expanding number of products, brands, sales channels, and international markets. We believe that our global reach, breadth of product offerings and multi-channel distribution are unique among luxury and apparel companies. We operate in three distinct but integrated segments: Wholesale, Retail, and Licensing.

Since 1967, our distinctive brand image has been consistently developed across an expanding number of products, price tiers, and markets. Our products, which include apparel, accessories and fragrance collections for men and women, as well as childrenswear and home furnishings, comprise one of the world’s most widely recognized families of consumer brands. Reflecting a distinctive American perspective, we have been an innovator in aspirational lifestyle branding and believe that, under the direction of internationally renowned designer Mr. Ralph Lauren, we have had a considerable influence on the way people dress and the way that fashion is advertised throughout the world. We combine consumer insight with our design, marketing, and imaging skills to offer, along with our licensing alliances, broad lifestyle product collections with a unified vision:

•	Apparel — Products include extensive collections of men’s, women’s, and children’s clothing;

•	Accessories — Products encompass a broad range, including footwear, eyewear, watches, fine jewelry, hats, belts, and leathergoods, including handbags and luggage;

•	Home — Coordinated home products include bedding and bath products, furniture, fabric and wallpaper, lighting, paint, tabletop, and giftware; and

•	Fragrance — Fragrance products are sold under our Big Pony, Romance, Love, Polo, Lauren, Safari, Ralph, and Black Label brands, among others.

Our global reach is extensive, with Ralph Lauren-branded merchandise available through our wholesale distribution channels at approximately 11,000 different retail locations worldwide. In addition to our wholesale distribution, as of June 29, 2013, we sell directly to customers throughout the world via our 396 retail stores, our 505 concession-based shop-within-shops and our seven e-commerce sites. In addition to our directly-operated stores and shops, our international licensing partners operate 69 Ralph Lauren Stores, 33 dedicated shops, and 89 Club Monaco stores and shops.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Our principal executive office is located at 650 Madison Avenue, New York, New York 10022, Telephone 212-318-7000.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for Ralph Lauren Corporation is set forth below for the periods indicated. For periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of coverage deficiency (in millions), instead of the ratio, is disclosed.

	Three Months Ended	Year Ended,
	June 29, 2013	March 28, 2009	April 3, 2010	April 2, 2011	March 31, 2012	March 30, 2013
Ratio of earnings to fixed charges (1)	7.4x	6.6x	7.2x	7.7x	7.3x	7.8x

(1)	For purposes of computing the above ratios of earnings to fixed charges, earnings are defined as net income before income taxes and excluding income or loss from equity investees, plus fixed charges that are charged against income and income attributable to noncontrolling interests. Fixed charges consist of interest expense, including the amortization of deferred financing costs and discount on debt obligations, and the portion of rent expense that is considered to be representative of the interest embedded in the related leases.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the debt securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

DESCRIPTION OF THE DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the debt securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

Each time we sell debt securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the debt securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the debt securities and the proceeds we will receive from the sale of the debt securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the debt securities may be listed;

•	the method of distribution of the debt securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the debt securities will be acquired by the underwriters or dealers for their own account. The debt securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the debt securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the debt securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the debt securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered debt securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The debt securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the debt securities offered by this prospectus may be solicited, and sales of the debt securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the debt securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of debt securities under this prospectus may be customers of, engage in transactions with, and perform services for us or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

The applicable prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers or sales of the debt securities or the distribution of this prospectus and the applicable prospectus supplement in specified jurisdictions outside the United States.

Any underwriters to which offered debt securities are sold by us for public offering and sale may make a market in such debt securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the debt securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In an underwritten offering of debt securities, the underwriters will expect to deliver the notes against payment therefor on or about a date that will be specified on the cover page of the applicable prospectus supplement. That date may be between the third and tenth business day following the date of that prospectus supplement. For each underwritten offering of debt securities we have made in the recent past, that date has been the fifth business day following the date of the prospectus supplement relating to that offering of debt securities. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the settlement date is later than the third business day following the date of that prospectus supplement, any purchaser who wishes to trade the debt securities on the date of the applicable prospectus supplement or on the subsequent days prior to the settlement date, will be required, by virtue of the fact that the sale of the debt securities initially will settle on such later business day, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

To comply with the securities laws of some states, if applicable, the debt securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the debt securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

This prospectus and an applicable prospectus supplement may be made available in electronic format on the Internet sites of, or through online services maintained by, any of the underwriters, dealers, agents and selling group members participating in connection with any offering of debt securities or by one or more of their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent, selling group member or affiliate thereof, prospective investors may be allowed to place orders for the purchase of debt securities online. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than this prospectus and an applicable prospectus supplement in electronic format and any electronic road show, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any of the underwriters, dealers, agents or selling group members in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

LEGAL MATTERS

Certain legal matters in connection with the offered debt securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements of Ralph Lauren Corporation included in the Company’s Annual Report on Form 10-K for the year ended March 30, 2013 and the effectiveness of the Company’s internal control over financial reporting as of March 30, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by Ralph Lauren Corporation (the “Company”) in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$0	*
Printing expenses	25,000	**
Legal fees and expenses	175,000	**
Accounting fees and expenses	80,000	**
Fees and expenses of trustee and counsel	10,000	**
Rating Agency Fees	488,500	**
Miscellaneous	9,500

Total*	$788,000

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
**	Estimated amounts of fees and expenses to be incurred in connection with the registration of the debt securities pursuant to this registration statement other than the Securities and Exchange Commission registration fees to be paid from time to time in accordance with Rule 457(r) under the Securities Act of 1933. The actual amounts of such fees and expenses will be determined from time to time. In addition, as the amount of the debt securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuances and distributions cannot be determined or estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. We maintain directors’ and officers’ liability insurance for our directors and officers.

Article Six of the Company’s Amended and Restated Certificate of Incorporation eliminates the personal liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as directors, with certain exceptions. Article Seven of the Company’s Amended and Restated Certificate of Incorporation and Article Eight of the Company’s Second Amended and Restated By-Laws require indemnification of directors and officers of the Company, and for advancement of litigation expenses to the fullest extent permitted by Section 145.

The Company has entered into indemnification agreements with directors and certain officers of the Company indemnifying them against liability they may incur in their capacities as such and advancement of defense expenses (including legal fees).

The preceding discussion of the Company’s Amended and Restated Certificate of Incorporation and the Company’s Second Amended and Restated By-Laws, each previously filed with the SEC, and Section 145 of the DGCL is not intended to be exhaustive and is qualified by the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws and Section 145 of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We maintain directors’ and officers’ liability insurance for the benefit of our directors and certain of our officers.

ITEM 16.	EXHIBITS

Exhibit No.	Description

1.1	Form of underwriting agreement for debt securities.

3.1	Amended and Restated Certificate of Incorporation of Ralph Lauren Corporation, the “Company” (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-24733)).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K dated August 16, 2011).

3.3	Restated Second Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K dated August 16, 2011).

4.3	Form of Indenture between the Company and Wells Fargo Bank, National Association, as Trustee (the “Indenture”).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

12.1	Statement of computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in exhibit 5.1).

24.1	Powers of attorney

25.1	Statement of eligibility on Form T-1 of Wells Fargo Bank, National Association, with respect to the Company under the Indenture.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 23, 2013.

RALPH LAUREN CORPORATION

By:	/s/ Christopher H. Peterson
	Name:	Christopher H. Peterson
	Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Title	Date

/s/ Ralph Lauren Name: Ralph Lauren	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2013

/s/ Roger N. Farah Name: Roger N. Farah	President, Chief Operating Officer and Director	September 23, 2013

/s/ Jackwyn L. Nemerov Name: Jackwyn L. Nemerov	Executive Vice President and Director	September 23, 2013

/s/ Christopher H. Peterson Name: Christopher H. Peterson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 23, 2013

* Name: John R. Alchin	Director	September 23, 2013

* Name: Arnold H. Aronson	Director	September 23, 2013

* Name: Frank A. Bennack, Jr.	Director	September 23, 2013

* Name: Dr. Joyce F. Brown	Director	September 23, 2013

* Name: Joel L. Fleishman	Director	September 23, 2013

* Name: Hubert Joly	Director	September 23, 2013

Signature	Title	Date

/s/ David Lauren Name: David Lauren	Director	September 23, 2013

* Name: Judith A McHale	Director	September 23, 2013

* Name: Steven P. Murphy	Director	September 23, 2013

* Name: Robert C. Wright	Director	September 23, 2013

*By:	/s/ Avery S. Fischer, Esq.
	Name:	Avery S. Fischer, Esq.
	Title:	Senior Vice President and General Counsel
as Attorney-in-Fact

EXHIBITS

Exhibit No.	Description

1.1	Form of underwriting agreement for debt securities.

3.1	Amended and Restated Certificate of Incorporation of Ralph Lauren Corporation, the “Company” (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-24733)).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K dated August 16, 2011).

3.3	Restated Second Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K dated August 16, 2011).

4.3	Form of Indenture between the Company and Wells Fargo Bank, National Association, as Trustee (the “Indenture”).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

12.1	Statement of computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in exhibit 5.1).

24.1	Powers of attorney related to the Company

25.1	Statement of eligibility on Form T-1 of Wells Fargo Bank, National Association, with respect to the Company under the Senior Indenture.